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                          AMERICAN GENERAL CORPORATION
                         1984 STOCK AND INCENTIVE PLAN,
                        RESTATED AS OF FEBRUARY 8, 1994,
                        AS FURTHER AMENDED AND RESTATED
                             AS OF FEBRUARY 1, 1998


     WHEREAS, AMERICAN GENERAL CORPORATION and its shareholders have heretofore adopted the above-captioned stock and incentive plan (the"1994 Plan") for the benefit of certain eligible individuals; and

     WHEREAS, Section 12 of the 1994 Plan allows AMERICAN GENERAL CORPORATION to amend the 1994 Plan (subject to the limitations expressed therein);

   NOW, THEREFORE, the 1994 Plan shall be amended effective as of January 20, 2000, as follows:

     1.   The following shall be added as subparagraph (q) to Section 2:

               "(q) Immediate Family" means, with respect to a Holder, the Holder's spouse, children or grandchildren (including adopted children, step children and grandchildren)."

     2. Subparagraph (e) to Section 7 shall be modified to read in its entirety, as follows:

               "(e) An Incentive Stock Option shall not be transferable or assignable otherwise than by will or the laws of descent and distribution."

     3.   The following shall be added as subparagph (d) to Section 13 :

                  "(d) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Section 7(e)) shall not be transferable or assignable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a "qualified domestic relations order" (as defined by the Code), (iii) with respect to Awards of Non-Qualified Options, if such transfer is permitted in the sole discretion of the Committee, by transfer by a Holder to a member of the Holder's Immediate Family, to a trust solely for the benefit of the Holder and the Holder's Immediate Family, or to a partnership or limited liability company whose only partners or shareholders are the Holder and members of the Holder's Immediate Family, or (iv) with the consent of the Committee."

     4. As amended hereby, the 1994 Plan is specifically ratified and reaffirmed.

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     EXECUTED by the undersigned officer as of January 20, 2000.


                                             AMERICAN GENERAL CORPORATION


                                            By:  /S/ JON P. NEWTON
                                                 Jon P. Newton
                                                 Vice Chairman



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